Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Julie Koenig Loignon
(502) 636-4502
Julie.Koenig@kyderby.com

CHURCHILL DOWNS INCORPORATED REPORTS 2008 Q1 RESULTS

LOUISVILLE, Ky. (May 6, 2008) – Churchill Downs Incorporated (CHDN: NASDAQ) (“Company”) today reported results for the first quarter ended March 31, 2008.

Net revenues from continuing operations for the first quarter of 2008 totaled $65.7 million, an increase of 37.4 percent over net revenues from continuing operations of $47.8 million recorded during the first quarter of 2007. Net revenues from continuing operations for the quarter were positively affected by the continued strong performance of the Company’s gaming operations in Louisiana and the growth of the Company’s advance-deposit wagering (“ADW”) business.

Net earnings from continuing operations for the period were $0.8 million, or $0.06 per diluted common share, compared to a net loss from continuing operations of $8.4 million, or $0.63 per diluted common share, during the first quarter of 2007. Factors impacting net earnings from continuing operations for the quarter included a pre-tax gain of $17.2 million in insurance recoveries related to Hurricane Katrina and the growth of the Company’s ADW business. These gains were partially offset by increased corporate expenses related to higher marketing and compensation costs. The Company has historically recorded a first-quarter net loss due to the fact its racetracks conduct few live racing dates during the quarter.

Churchill Downs Incorporated President and Chief Executive Officer Robert L. Evans said, “Before we discuss the just-completed business quarter, I want to personally reemphasize the tremendous sadness everyone at Churchill Downs feels about Eight Belles’ tragic accident following her gutsy performance in Kentucky Derby 134. With all of the advancements made by our industry to improve the overall health and welfare of Thoroughbred racehorses, losing a competitor like Eight Belles will never be easy or acceptable. We extend our deepest sympathy to her owners, trainer and jockey for their loss and we join the entire horse racing industry in looking for ways to prevent catastrophic injuries in the racehorses that are the very heart of our sport.”

Evans continued, “During the first quarter of 2008, we saw our strategic investments in gaming and ADW operations produce a positive return, while also managing our expenses and growing our margins. During the period, TwinSpires.com handled $61.7 million, and our combined ADW and data services businesses generated $14.1 million in net revenue. While the insurance recoveries recorded by our Louisiana Operations were the primary driver for our 2008 first-quarter earnings, our slot machine gaming operations in Louisiana continue to exceed our expectations, with our average net win per unit climbing to $250 for the quarter. During the quarter, we also used cash generated from operations to pay down long-term debt.

“By now we had hoped to share with you more concrete plans for a slot machine gaming facility at Calder Race Course. However, given Florida horsemen’s current refusal to work with us on a purse agreement, on realistic terms to share slots revenues and allocate ADW host fees – and given horsemen’s decision to prevent Calder from simulcasting its races out of state – we see little reason to advance our plans until we reach some resolution. To the extent handle continues to be negatively affected by the horsemen’s decision, we will monitor and manage our purse expenses accordingly. The same can be said in Kentucky

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Churchill Downs Incorporated Reports 2008 First-Quarter Results

May 6, 2008

where horsemen have shutout TwinSpires.com and Xpressbet.com customers from wagering on Churchill Downs’ races.

“Despite the unfortunate turn of events following Kentucky Derby 134, we made good progress this year in introducing the Kentucky Derby brand to new customers through unique marketing innovations, including our expanded celebrity red carpet program; our Kentucky Derby Party program with its celebrity host Bobby Flay; our chief party officer promotion, which was a hit with young fans and mainstream media; our Derby Hi-5 wager; and other initiatives designed to drive general admission attendance. We achieved the second highest on-track attendance in Kentucky Derby history and saw only slight declines in off-track wagering, an impressive feat considering tens of thousands of Florida residents and ADW customers were prevented from wagering on the full Kentucky Derby Day card due to the horsemen’s decisions previously outlined. I am extremely proud of the Churchill Downs team’s performance during Kentucky Derby week and look forward to discussing the financial impact of our marquee racing event during our second-quarter report.”

A conference call regarding this news release is scheduled for Wednesday, May 7, 2008, at 9 a.m. EDT. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at www.churchilldownsincorporated.com or www.earnings.com, or by dialing (617) 213-4859 and entering the pass code 29551691 at least 10 minutes before the appointed time. The online replay will be available at approximately noon EDT and continue for two weeks. A two-week telephonic replay will be available one hour after the call ends by dialing (888) 286-8010 and entering 78792725 when prompted for the access code. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has provided a non-GAAP measurement, which presents a financial measure of earnings before interest, taxes, depreciation and amortization (“EBITDA”). Churchill Downs Incorporated uses EBITDA as a key performance measure of results of operations for purposes of evaluating performance internally. The Company believes the use of this measure enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. This non-GAAP measurement is not intended to replace the presentation of the Company’s financial results in accordance with GAAP.

Churchill Downs Incorporated (“Churchill Downs”), headquartered in Louisville, Ky., owns and operates world-renowned horse racing venues throughout the United States. Churchill Downs’ four racetracks in Florida, Illinois, Kentucky and Louisiana host many of North America’s most prestigious races, including the Kentucky Derby and Kentucky Oaks, Arlington Million, Princess Rooney Handicap and Louisiana Derby. Churchill Downs racetracks have hosted seven Breeders’ Cup World Championships. Churchill Downs also owns off-track betting facilities and has interests in various advance-deposit wagering, television production, telecommunications and racing services companies, including a 50-percent interest in the national cable and satellite network HorseRacing TV™, that support the Company’s network of simulcasting and racing operations. Churchill Downs trades on the NASDAQ Global Select Market under the symbol CHDN and can be found on the Internet at www.churchilldownsincorporated.com.

Information set forth in this news release contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this news release are made pursuant to the Act. The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak

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Churchill Downs Incorporated Reports 2008 First-Quarter Results

May 6, 2008

only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include: the effect of global economic conditions; the effect (including possible increases in the cost of doing business) resulting from future war and terrorist activities or political uncertainties; the economic environment; the impact of increasing insurance costs; the impact of interest rate fluctuations; the effect of any change in our accounting policies or practices; the financial performance of our racing operations; the impact of gaming competition (including lotteries and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in those markets in which we operate; the impact of live racing day competition with other Florida and Louisiana racetracks within those respective markets; costs associated with our efforts in support of alternative gaming initiatives; costs associated with customer relationship management initiatives; a substantial change in law or regulations affecting pari-mutuel and gaming activities; a substantial change in allocation of live racing days; changes in Illinois law that impact revenues of racing operations in Illinois; the presence of wagering facilities of Indiana racetracks near our operations; our continued ability to effectively compete for the country’s top horses and trainers necessary to field high-quality horse racing; our continued ability to grow our share of the interstate simulcast market and obtain the consents of horsemen’s groups to interstate simulcasting; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to successfully complete any divestiture transaction; our ability to execute on our temporary and permanent slot facilities in Louisiana; market reaction to our expansion projects; the loss of our totalisator companies or their inability to provide us assurance of the reliability of their internal control processes through Statement on Auditing Standards No. 70 audits or to keep their technology current; the need for various alternative gaming approvals in Louisiana; our accountability for environmental contamination; the loss of key personnel; the impact of natural disasters, including Hurricanes Katrina, Rita and Wilma on our operations and our ability to adjust the casualty losses through our property and business interruption insurance coverage; any business disruption associated with a natural disaster and/or its aftermath; our ability to integrate businesses we acquire, including our ability to maintain revenues at historic levels and achieve anticipated cost savings; the impact of wagering laws, including changes in laws or enforcement of those laws by regulatory agencies; the effect of claims of third parties to intellectual property rights; and the volatility of our stock price.

You should read this discussion in conjunction with the Condensed Consolidated Financial Statements included in this Quarterly Report on Form 10-Q and the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for further information, including Part I – Item 1A, “Risk Factors” for a discussion regarding some of the reasons that actual results may be materially different from those we anticipate, as modified by Part II – Item 1A of this Quarterly Report on Form 10-Q.

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Churchill Downs Incorporated Reports 2008 First-Quarter Results

May 6, 2008

CHURCHILL DOWNS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF NET EARNINGS (LOSS)

for the three months ended March 31,

(Unaudited) (In thousands, except per share data)

	2008	2007
Net revenues	$65,721	$47,842
Operating expenses	68,184	52,925
Selling, general and administrative expenses	12,157	9,825
Insurance recoveries	(17,200)	(784)

Operating income (loss)	2,580	(14,124)

Other income (expense):
Interest income	177	272
Interest expense	(901)	(290)
Equity in loss of unconsolidated investments	(830)	(299)
Miscellaneous, net	372	663

	(1,182)	346

Earnings (loss) from continuing operations before (provision) benefit for income taxes	1,398	(13,778)

Income tax (provision) benefit	(563)	5,348

Net earnings (loss) from continuing operations	835	(8,430)

Discontinued operations, net of income taxes:
(Loss) earnings from operations	(93)	421
Loss on sale of business	—	(182)

Net earnings (loss)	$742	$(8,191)

Basic
Net earnings (loss) from continuing operations	$0.06	$(0.63)
Discontinued operations	(0.01)	0.02

Net earnings (loss)	$0.05	$(0.61)

Diluted
Net earnings (loss) from continuing operations	$0.06	$(0.63)
Discontinued operations	(0.01)	0.02

Net earnings (loss)	$0.05	$(0.61)

Weighted average shares outstanding
Basic	13,522	13,371
Diluted	14,010	13,371

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Churchill Downs Incorporated Reports 2008 First-Quarter Results

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CHURCHILL DOWNS INCORPORATED

SUPPLEMENTAL INFORMATION BY OPERATING UNIT

(Unaudited) (In thousands)

During the year ended Dec. 31, 2007, the Company modified its method of allocating management fees to the operating segments. As a result, management fees included in EBITDA of the operating segments fluctuated significantly between each of the three months ended March 31, 2008, and 2007. The table below presents management fee (expense) income included in the EBITDA of each of the operating segments for each of the three months ended March 31, 2008, and 2007 (in thousands):

	Three Months Ended March 31,
	2008	2007
Churchill Downs	$(199)	—
Arlington Park	(997)	—
Calder	(222)	$(78)
Louisiana Operations	(2,545)	(3,380)
Other Investments	(1,101)	—
Corporate	5,064	3,458

Total	$—	$—

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Churchill Downs Incorporated Reports 2008 First-Quarter Results

May 6, 2008

CHURCHILL DOWNS INCORPORATED

SUPPLEMENTAL INFORMATION BY OPERATING UNIT

for the three months ended March 31,

(Unaudited) (In thousands)

	2008	2007
Net revenues from external customers:
Churchill Downs	$2,469	$3,296
Arlington Park	13,013	13,190
Calder	2,917	1,198
Louisiana Operations	32,910	29,479

Total racing operations	51,309	47,163
Other Investments	14,258	121
Corporate	154	510

Net revenues from continuing operations	65,721	47,794
Discontinued operations	—	7,837

	$65,721	$55,631

Intercompany net revenues:
Churchill Downs	$173	$—
Arlington Park	210	—
Calder	21	7
Louisiana Operations	837	230

Total racing operations	1,241	237
Other Investments	355	96
Eliminations	(1,596)	(285)

	—	48
Discontinued Operations	—	(48)

	$—	$—

EBITDA:
Churchill Downs	$(6,170)	$(5,726)
Arlington Park	(2,837)	(2,090)
Calder	(3,292)	(2,572)
Louisiana Operations	22,476	2,766

Total racing operations EBITDA	10,177	(7,622)
Other Investments	1,407	(905)
Corporate	(2,307)	(313)

Total EBITDA	9,277	(8,840)
Eliminations	—	56
Depreciation and amortization	(7,155)	(4,976)
Interest income (expense), net	(724)	(18)
Income tax (expense) benefit	(563)	5,348

Net earnings (loss) from continuing operations	835	(8,430)
Discontinued operations, net of income taxes	(93)	239

Net earnings (loss)	$742	$(8,191)

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Churchill Downs Incorporated Reports 2008 First-Quarter Results

May 6, 2008

CHURCHILL DOWNS INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2008	December 31, 2007
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$22,128	$15,345
Restricted cash	4,506	11,295
Accounts receivable, net	32,588	46,335
Deferred income taxes	6,497	6,497
Income taxes receivable	12,741	13,414
Other current assets	17,422	10,396

Total current assets	95,882	103,282
Plant and equipment, net	364,526	357,986
Goodwill	115,349	108,349
Other intangible assets, net	34,841	39,087
Other assets	15,444	16,112

Total assets	$626,042	$624,816

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$31,632	$32,032
Purses payable	8,920	12,816
Accrued expenses	48,259	43,788
Dividends payable	—	6,750
Deferred revenue	48,730	25,455

Total current liabilities	137,541	120,841
Long-term debt	50,000	67,989
Convertible note payable, related party	14,339	14,234
Other liabilities	20,737	20,452
Deferred revenue	19,680	19,680
Deferred income taxes	14,062	14,062

Total liabilities	256,359	257,258

Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value; 250 shares authorized; no shares issued	—	—
Common stock, no par value; 50,000 shares authorized; issued: 13,673 shares March 31, 2008 and 13,672 shares December 31, 2007	139,144	137,761
Retained earnings	230,539	229,797

Total shareholders’ equity	369,683	367,558

Total liabilities and shareholders’ equity	$626,042	$624,816

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